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                                                                    Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report covering the audited financial statements of Charter Communications Holdings, LLC and subsidiaries, and to all references to our firm included in or made a part of this Registration Statement on Form S-4.


/S/ ARTHUR ANDERSEN LLP



St. Louis, Missouri
April 26, 2002